UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2008

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 383-9700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2008, the board of directors of Brooke Corporation (the “Company”) elected Albert Riederer to serve as a special director. Mr. Riederer was appointed as special director to the Company pursuant to the Consent Order as described and defined in the Company’s Current Report on Form 8-K filed on September 22, 2008 and which is incorporated herein by reference. Pursuant to the Consent Order, Mr. Riederer’s approval, as special director, and the approval of the Company’s board of directors are required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws. Mr. Riederer, in his capacity as special master and special director pursuant to the Consent Order, shall be paid his reasonable fees, costs and expenses 50% by the Special Master Entities, defined as the Company, Brooke Capital Corporation and Brooke Capital Advisors, Inc., and 50% by the Securitization Companies, as such term is defined in the Consent Order. Mr. Riederer shall seek and obtain the approval of the court prior to disbursement of any professional fees and expenses to himself, his firm or his counsel, by presentation of a written application.

Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authority provided by the Company’s Articles of Incorporation and Bylaws, the board of directors on September 25, 2008, approved an amendment to the Bylaws of the Company effective immediately. The amendment adds a special director whose approval is required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws. The special director shall have no other voting rights or powers. The text of the amendment to the Company’s Bylaws is filed as Exhibit 3.2 attached hereto and is incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

3.2	Amendment to Bylaws of Brooke Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Carl Baranowski
Carl Baranowski
General Counsel

Date: October 3, 2008

EXHIBIT INDEX

3.2	Amendment to Bylaws of Brooke Corporation